EXHIBIT 5

             Opinion and Consent of Brobeck, Phleger & Harrison LLP


                       BROBECK, PHLEGER, & HARRISON LLP
                                Attorneys at Law
                             Two Embarcadero Place
                                 220 Geng Road
                            Palo Alto, CA 94303-0913

                             650-424-0160 telephone
                             650-496-2777 facsimile



                                                                     May 7, 1999
SOFTNET SYSTEMS, INC
650 Townsend Street
San Francisco, CA 94103



         Re:      SoftNet Systems, Inc.
                  Registration Statement for Registration
                  of 3,350,688 Shares of Common Stock


Ladies and Gentlemen:

                  We have acted as counsel to SoftNet Systems, Inc., a Delaware corporation (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 3,350,688 shares of common stock and related stock options for issuance (the "Shares") under the Company's Plan (the "Plan").

                  This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

                  We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the establishment of the Plan. Based on such review, we are of the opinion that if, as and when the Shares are issued and sold (and the consideration therefor received) pursuant to (a) the provisions of option agreements duly authorized under the Plan, and in accordance with the Registration Statement or (b) duly authorized direct stock issuances in accordance with the provisions of the Plan and the Registration Statement, such Shares will be duly authorized, legally issued, fully paid and non-assessable.

                  We consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement.

                  This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Plan or the Shares.



                                            Very truly yours,


                                            /s/BROBECK, PHLEGER & HARRISON LLP